FORM 8K





Thursday January 7th, 2020






FORM 8K







Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event report:
Thursday January 7th, 2021



Access-Power & Co., Inc.
(Exact name of registrant as specified in its charter)

State of Jurisdiction of incorporation: FLORIDA
Operating State:  Michigan


Commission File No: 333-65069





IRS Employer Identification No: 59-3420985



(Address of Principal Executive Officers)



Access-Power, & Co., Inc.
PO BOX 598
Grand Haven, MI  49417


Registrant telephone number, including area code:
616-312-5390

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction
A.2. below):

[] Written communications pursuant to Rule 425 under securities Act (17 CFR230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Matters...

My dear Shareholders and Commissioners of the SEC,

Please listen to our plea...MARK LEE BAUM is a criminal who commited FINANCIAL CRIMES against our Shareholder base in the past. We were violent victims of a terrible CRIMINAL DEATH.

Today, we seek  a:

RETRIBUTION of $3,000,000.00

For all the past criminal acts of short selling our Company stock into oblivion and then filing the FORM 15 in April 2007 to pretend to kill us off. Today, MARK LEE BAUM is the CEO of Harrow Pharmaceuticals,
NASDAQ TICKER:  HROW

We will file documents in 2021 for this retribution, to be paid as a CASH DIVIDEND to our Shareholders. This is my DREAM. If there is an SEC Whistleblower reward, then our Company will seek to claim it from him. I will take him to COURT for the sake of my beloved
Shareholders in daily pain - still suffering from his past criminal actions.

He didn't know back then where he would be today.
From 2002-2008 and into 2012, he committed his crimes, and today enjoys MONEY.

Again, we charge our past CEO with atrocious Financial Crimes against
our beloved Shareholder Base.    We deserve the cash dividend!

FORCE THEM TO COVER, AND PAY THE CASH DIVIDEND.
MAKE THEM PAY!!!

I charge, they stole probably over $10,000,000 shorting our stock on down ticks...just selling, and selling, and selling. This is what I charge against him.

We also sent the below email to to the Directors of OTC Markets.com

Patrick Jensen
<pjensen@myaccess-power.com>
1/5/2021 8:22 PM
TO:  ISSUERS@OTCMARKETS.COM

Esteemed Ladies and Gentlemen of OTC Markets,

My name is Patrick J Jensen, and I am the sole Director of Access-Power
& Co., Inc.  OTC Ticker:  ACCR

We applied in a very thorough manner last year to become a PINK
CURRENT INFORMATION tier venue Company again. Per an email to our Company, during July 2020, we were denied access. We were told that we may re-apply to become a subscriber of your OTC Markets News & Disclosure
Service again in
6 months. Finally, after all these years, we feel that 2021 will be our year of redemption. Please allow my Shareholders a piece of the American Dream.

We have worked very worked to innovate and create value at t his Company.

We are preparing our 2019 and 2020 Disclosure reports soon
to be filed with your firm.     As I recall, we were in the PINK
CURRENT INFORMATION tier, until about the Fall of 2002.
We traded on the OTCBB, and all records can be found at https://www.otcbb.com . We were at one point in our past on the PINK CURRENT PLATFORM, so we really are just reapplying, aren't we?

I continued to foolishly purchase shares of our Company stock back then when I was a Child. 2002 was over Eighteen years ago!

I remember fighting with Baum, and publicly disagreeing with him on message boards dating back to 2005-2008. His incompetence was further witnessed by the 2 PINK SHEET current filings he made back then...just to fool ya' guys!

https://backend.otcmarkets.com/otcapi/company/financial-
report/10745/content
and
https://backend.otcmarkets.com/otcapi/company/financial-
report/15083/content

See if you can detect the fraud changes made in the 2008 disclosure. Mattress business, and 36,000 sq feet of office space was the apartment building for his brother Gary Baum. It turned out to be only an apartment at 1602 W Alabama Street in Houston.
I looked it up in Houston property records for the address listed.

I was a master of due dilligence back then.

This is all 15 years ago , and I have explained our Company demise by the hands of Mark Lee Baum, CEO today of HROW.
He didn't know back in 2008 where he would be today in Nashville, TN and buying a $5.2mln dollar house with his wife XXXXXXXXX.
I have mentioned this fraud to my SEC assigned attorneys many times over the years, but nothing changes.

https://www.nashvillepost.com/business/development/
residential-real-estate/article/21144098/headline-homes-september-2020

Here he is again...

https://www.otcmarkets.com/stock/HROW/profile

He is nothing more than a disgraced attorney who no longer practices law in CA nor TX, when he committed these financial crimes against our Company. Look, people do stupid things when we are kids, right? Look at me, I raise my hand there many times...LOL. Seriously, ACCR has always held a very special meaning, and place in my heart.

Why would I destroy something that I have built so hard over the years?

I remember the day, when he filed the FORM 15 with intent to defraud our Shareholders very well. It is almost like a nightmare and a scar that never goes away. Anyways...look, I have argued with SEC attorneys at my Division of Corp
Finance, Section 11 many times. We want to cure ACCR today, and to move forward away from our past and very violent victimized past. I still remember, calling into on Monday October 21st, 2019 -----> the first Monday following our surprise jump out of the dark grey death market. I called
OTC MARKETs.com.

I remember calling in that AM, and I remember speaking to
 "XXXXXX", and after I explained everything to him...
for almost an hour it seems, he assured me that OTC
Markets legal and compliance would review the RED
STOP SIGN, and review my concerns at the time.  When
I called back the next morning, I remember speaking to "XXXXXX" again, and him telling me that "A bunch of concerned investors called in to complain about the RED STOP SIGN removal!" I was like, huh?

https://www.sec.gov/Archives/edgar/data/1041588/
000117347307000043/form15031307.htm

It was shortly after this filing, I remember it well...our market makers were NITE, WEIN, and HDSN were bidding, and then one day...their solicited quotes disappeared from my screen.

We did not qualify for the FORM 15 back then.  We as a
Company had more than 300 Shareholders, per Rule exemption
15d-6 checked off.   Look up the SEC rules of '33 and '34, as we
did not qualify under this exemption. However, this did not matter. Ninety days (90) after it was filed, it became effective.
We went grey soon and spent the next near 13 years in the dark and grey market. We have been so loyal to our Shareholders over the years...they deserve better.


There it is. We went dark on October 30, 2008. This was a long time ago. Please forgive our criminal past, as our past fraud managers can be seen sharing the same office address as EquitilinkPR - some consulting fraud firm back in the late 1990s-2000s.
THEY ALL SHARED THE SAME OFFICE ADDRESS!




We were violent victims of a MASTERMIND criminal scheme to defraud our Shareholder base. We were past victims of financial crimes against our shareholder base, and we clawed our way out of this toxic debt and we are 100% debt free today. We don't have much, just a few dreams...but we would like to please have the EVP's of OTC Markets please approve our current application for the OTC Markets New & Disclosure Service.

We are very loyal to our Shareholders over the years, and today, have a strong set of disciplinary skills in place to prevent such fraud from ever happening against our Company. We wish to be raise capital the old fashioned way, and that is to use it, only whenever we need to use it...and if possible, to buy back float when we don't need it, in order to further best raise shareholder value.
I am a firm believer of this thought process.

Today, the Company only believes in RAISING SHAREHOLDER
VALUE the old fashioned way, and not destroying it.  I want
ACCR to represent everything BAD that ever so badly ever happened to me in penny stocks daze. I have been negatively affected by penny scams most of my adult life. Including my f ight against Amir Elgindy, and USA Talks.com or USAT
(later USAS after a 1-for-40,000 reverse split.) I fought this man, and he was the one who claimed credit for the halt in USAT with the SEC. This dates w ay back to a '98C Offering the Company was doing. Holy spike in pennies! This stock when from pennies to almost a dollar, before it was halted by the SEC in Jan 1999.

https://www.sec.gov/litigation/suspensions/34-41002.txt

Like all criminals, death eventually caught up with the infamous founder of Anthony@Pacific Investigations and parts of Silicon
Investors.com. A couple of years later, did you know the SEC issued a NO COMMENT letter on the halt, but by then the damage was too late. Founder, if I recall later killed himself. It was sad, like what happened to Enron.

DEATH BY SEC ENFORCEMENT ACTION!

I cannot forgive Mark Lee Baum for crimes committed against our Shareholders. Please do not ask me to. I have referred him to my SEC Section 11 Legal Chief recently, currently
"XXXXXXX"

All of the 4 groups in this email, are the only ones to view this e mail prior to my LIVE APPLICATION scheduled for January
 24th, 2021.   Please let us be PINK CURRENT tier again?
We can afford the upcoming $1,000.00 application fee again for the service, which we proudly once paid in May 2020.

I am CONFIRMING that the current OTC Markets Disclosure
reports are currently being prepared by our Company cash paid consultant. He has requested all of our US bank statements to validate our existence. He also has our last 2 years of US Tax
Returns on file.   I plan to post these Disclosure reports on OTC
Markets, and we also plan on hiring a Company attorney to vouch for us, and sign the ever important Attorney letter. We wish to grow organically through Company sales.

We have not diluted our Company shares to the public in a LONG TIME, and I also wanted to state that as of August 20, 2020, I became a permanent US Disabled Citizen, and plan to support my Company expenses throughout all of 2021. It does make it difficult to draw some of my patent drawing too for my Clones by Drones or Clones by Cars (recently approved too) home curbside delivery model inventions. We are innovators and creators, as I do have a minor in Studio Art from Tulane University, B.A. in Economics 1989.

Notice of Allowance Date:
Dec. 15, 2020
https://tsdr.uspto.gov/#caseNumber=88690325
&caseType=SERIAL_NO&searchType=statusSearch

As a disabled Citizen, I also certify that my current cost structure is very manageable throughout 2021. I can afford for the yearly $5,500.00 yearly service right after that for the News and Disclosure
 Service. Maybe I could get a waiver on the $1k application fee, as this is a hard one for me to swallow.

Again, I turned in all my forms in on time.  Once I get PINK
CURRENT, then...and only then, will I raise capital the Responsible & RIGHT WAY, and with FULL DISCLOSURE!

Please let us re-apply...and, by the way, all of my FORM 4 filings are on file with the SEC here:

https://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&
CIK=0001557361

My income and benefits today outweigh my monthly Company costs by a good margin.

Patrick

Thank you for believing in me,

Patrick J Jensen
Director of ACCR
Access-Power & Co., Inc.
ph:  616.312.5390
email:  pjensen@myaccess-power.com"



I sent this email out 2 days ago to OTC Markets, and I have not heard back from anyone. I don't know.

I WILL GET CLONES BY CARS OPERATIONAL NEXT

PLEASE BELIEVE IN ME!!!

Sincerely submitted this 7th day of January, 2021.

Patrick J Jensen
Director of ACCR
Thursday January 7th, 2021


Confidentiality Notice: The information in this email and any attachments may be privileged, confidential, or proprietary. If you are not the intended recipient, you are prohibited from using, copying, relying upon, or disseminating the information, and the sender disclaims any liability for such unauthorized use. Further, if you are not the intended recipient, please notify the sender immediately and delete the message from your computer. Thank you.

The following should be considered in connection with an evaluation of our business and recent market activities as described above: There are various risk factors that should be carefully considered in evaluating our business; because such factors may have a significant impact on our business, our operating results, our liquidity and financial condition. As a result of these various risk factors, actual results could differ materially from those projected in any forward-looking statements. Additional risks and uncertainties not presently known to us, or that we currently consider to be immaterial, may also impact our business, result of operations, liquidity and financial condition. If any such risks occur, our business, its operating results, liquidity and financial condition could be materially affected in an adverse manner. Under such circumstances, if a stable trading market for our securities is established, the trading price of our securities could decline, and you may lose all or part of your investment.

SECURITIES ISSUED BY THE COMPANY
INVOLVE A HIGH DEGREE OF RISK AND,
THEREFORE, SHOULD BE CONSIDERED
EXTREMELY SPECULATIVE. THEY SHOULD
NOT BE PURCHASED BY PERSONS
WHO CANNOT AFFORD THE POSSIBILITY
OF THE LOSS OF THE ENTIRE INVESTMENT.
PROSPECTIVE INVESTORS SHOULD READ
ALL OF THE COMPANY'S FILINGS, INCLUDING
ALL EXHIBITS, AND CAREFULLY CONSIDER,
AMONG OTHER FACTORS THE VARIOUS
RISK FACTORS THAT MAY  BE PRESENT.

BEWARE OF NAKED SHORTING IN OUR SHARES

You should be aware that there are many
substantial risks to an investment in our common stock.
Carefully consider these risk factors, along with any available information currently reported by the Company
(of which there are note), before you decide to invest in shares of our common stock.
If these risk factors were to occur, our business, financial condition, results of operations or future prospects could be materially adversely affected. If that happens, the market price for our common stock, if any, could decline, and prospective investors would likely lose all or even part of their investment. Cautionary Language Concerning
Forward-Looking Statements Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate",
"expect", "intend", and similar expressions, as they relate to the Company r its management, identify forward-looking statements. These statements are based on current expectations, estimates, and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict.

Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors.



END of REPORT